SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of  Report  (date  of  earliest  event  reported)  August  22, 2005
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                                 NS8 CORPORATION
                                 ---------------
             (Exact name of Registrant as specified in its charter)


          Delaware                  333-75956                   13-4142621
          --------                  ---------                   ----------
(State or other jurisdiction of    (Commission                (IRS Employer
 incorporation or organization)    File number)            Identification No.)


One Union Square, Suite 1525, 600 University Street, Seattle, Washington   98101
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               (Address of principal executive offices)               (Zip Code)


                                 (206) 331-4545
                                ---------------
              (Registrant's Telephone Number, Including Area Code)


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                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written  communications  pursuant to Rule 425 under the Securities Act (17
CFR  230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]   Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange  Act  (17  CFR  240.14d-2(b))

[ ]   Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange  Act  (17  CFR  240.13e-4(c))

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                 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 22, 2005, the Board of Directors increased the size of the Board to six directors and unanimously appointed William Kunzweiler as a director of the Company, to hold office until the next Annual Meeting and until his successor is elected and qualified.

     Mr. Kunzweiler, 54 years of age, has been involved in land development in Whistler, British Columbia, Canada for his own account for the past five years.

     There are no understandings or arrangements between Mr. Kunzweiler and any other person pursuant to which Mr. Kunzweiler was selected as a director. Mr. Kunzweiler does not currently serve on any committees of the Company's Board, although in the future he may be appointed to serve on a committee.

     There are and have been no transactions either since the beginning of the Company's last fiscal year or currently proposed, regarding Mr. Kunzweiler that are required to be disclosed by Item 404(a) of Regulation S-B.

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                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           NS8  CORPORATION


Date:  August  22,  2005                   By:  /s/  Anthony  J.  Alda
                                                --------------------------------
                                           Anthony  J.  Alda
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President


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